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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard Peteka, Chief Financial Officer of Smith Barney Massachusetts Municipals Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                        Chief Financial Officer
Smith Barney Massachusetts Municipals Fund     Smith Barney Massachusetts Municipals Fund

/s/ R. Jay Gerken                              /s/ Richard Peteka
---------------------------                    --------------------------
R. Jay Gerken                                  Richard Peteka
Date: July 30, 2003                            Date: July 30, 2003
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A signed original of this written statement required by Section 906, or document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Smith Barney Massachusetts Municipals Fund and will be retained by Smith Barney Massachusetts Municipals Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18
U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.